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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 15, 2001




                             NESCO Industries, Inc.
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             (Exact name of registrant as specified in its charter)



         Nevada                      000-28307                 13-3709558
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(State or other jurisdiction        (Commission              (IRS Employer
    of Incorporation)               File Number)           Identification No.)



22-09 Queens Plaza North, Long Island City, New York                  11101
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     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code            718/752-2400
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          (Former name or former address, if changed since last report)


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This Form 8-K/A amends and restates in its entirety Item 1 to indicate that
Richard M. Cohen has been elected as the interim Chief Executive Officer of the Company.











                                       1
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Item 1.       Change in Control in Registrant

     Richard M. Cohen has been elected as the interim Chief Executive Officer. Mr. Cohen replaces Santo Petrocelli, Sr., who will remain as the President. As the interim CEO, Mr. Cohen will be responsible for achieving the strategic initiatives of the Company as approved by the Board of Directors. Mr. Cohen has made a commitment to remain as the interim CEO until March 15, 2002.

     Mr. Cohen has more than two decades of diverse business experience and has served as president of two publicly-held companies. Mr. Cohen most recently served as interim President of National Auto Credit, Inc. a public sub-prime auto finance company. From 1992 to 1995, Mr. Cohen served as President of General Media, Inc., a worldwide publishing company. Prior to his direct operating experience, Mr. Cohen was an investment banker with Furman Selz.

     Mr. Cohen holds a B.S. from the Wharton School of the University of Pennsylvania, a M.B.A. from Stanford University, and a C.P.A. from the State of New York.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 NESCO INDUSTRIES, INC.



Dated: December 21, 2001          By: /s/ Lawrence S. Polan
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                                      Lawrence S. Polan, Chief Financial Officer